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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 25, 2001 included in the Manhattan Associates, Inc. Form 10-K for the year ended December 31, 2000 incorporated by reference in this Form S-8, into this registration statement and the Company's previously filed Registration Statement File No. 333-60635 and No. 333-45802 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP



Atlanta, Georgia
August 29, 2001